Exhibit 10.1

THE OPTION IDENTIFIED HEREIN AND ANY SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS TRMI HOLDINGS INC. ("TRMI-H") HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO TRMI-H AND ITS COUNSEL TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.


                                OPTION AGREEMENT


     This Option Agreement ("Agreement") is entered into by and among Ovonic Battery Company, Inc. ("OBC"), Energy Conversion Devices, Inc. ("ECD") and TRMI Holdings Inc. ("TRMI-H") as of December 2, 2004.

                              W I T N E S S E T H:

      WHEREAS, TRMI-H is the owner of 4,376,633 shares (the "Shares") of the outstanding common stock, par value $0.01 per share (the "Common Stock"), of ECD under that certain Stock Purchase Agreement, dated May 1, 2000 (the "SPA") between ECD and TRMI-H; and

      WHEREAS, ECD, TRMI-H, ChevronTexaco Technology Ventures LLC, f/k/a Texaco Energy Systems LLC, f/k/a Texaco Energy Systems Inc. ("CTTV"), OBC, COBASYS LLC ("COBASYS") and Texaco Ovonic Hydrogen Systems LLC ("TOHS") are parties to that certain Master Agreement dated as of December 2, 2004 (the "Master Agreement"); and

      WHEREAS, the execution and delivery of this Agreement by OBC, ECD and TRMI-H is a condition precedent to the closing of the transactions contemplated by the Master Agreement;

      NOW THEREFORE, in consideration of the premises, OBC, ECD and TRMI-H hereby agree as follows:

      1. Grant of Option. In consideration of the contribution of intellectual
         ---------------
property and related market rights and amendments to the operating agreement of COBASYS, TRMI-H hereby grants to OBC and its permitted assigns as set forth in this Agreement, as optionee ("Optionee"), an irrevocable option (the "Option") to purchase all, or any portion, of the Shares, at a purchase price of per share (the "Exercise Price") equal to $4.55, and otherwise on the terms and subject to the conditions set forth in this Agreement. The number of shares of Common Stock subject to the Option and the Exercise Price shall be subject to adjustment as provided in Section 10 below.

      2. Term. The Option shall be exercisable from the date of this Agreement
         ----
until November 1, 2005 (the "Termination Date").

      3. Exercise of Option. (a) In order to exercise all or any portion of the
         ------------------
Option, Optionee shall deliver to TRMI-H a Notice of Option Exercise and Stock Purchase Agreement substantially in the form attached hereto as Exhibit A (the "Notice of Option Exercise") which shall in no case be for an amount less than 250,000 shares of Common Stock. The Notice of Option Exercise shall be delivered to TRMI-H in accordance with Section 10(b) of this Agreement no fewer than three
(3) and no more than ten (10) business days prior to the Closing Date (as such term is defined in the Notice of Option Exercise). Any sale of Common Stock pursuant to the Option shall be subject to the terms and conditions of this Agreement and the Notice of Option Exercise. The parties hereby agree that in the event the Optionee that delivers the Notice of Option Exercise to TRMI-H is not OBC or an affiliate of OBC, at the Closing (as such term is defined in the Notice of Option Exercise) (i) TRMI-H will deliver to ECD the stock certificate(s) representing the shares of Common Stock subject to the Option and
(ii) ECD will deliver to Optionee one or more newly issued stock certificates representing the Common Stock sold pursuant to the Notice of Option Exercise. Unless the shares of Common Stock sold pursuant to the Notice of Option Exercise are included in a registration statement that has been declared effective by the Securities and Exchange Commission (the "Commission"), each such stock certificate shall bear a legend in substantially the following form:

      THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE ISSUER AND TRMI HOLDINGS INC. ("TRMI-H") HAVE EACH RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO EACH OF THE ISSUER AND TRMI-H AND THEIR RESPECTIVE COUNSEL TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

      (b) ECD agrees that in connection with any exercise of the Option by any person other than OBC or an affiliate of OBC, it will grant such Optionee an opportunity to ask questions and receive answers from ECD regarding the business, properties, prospects and financial condition of ECD.

      (c) To facilitate the exercise of the Option and/or the sale of any of the Shares following the Termination Date, TRMI-H hereby requests a Stock Registration (as such term is defined in the SPA) to permit the public sale of the Shares from time to time following the effectiveness of the registration statement, all as contemplated by Rule 415 of Regulation C promulgated by the Commission. ECD hereby waives its rights under Section 4.3(f) of the SPA with respect to any public sale of the Shares (including any sale pursuant to Rule 144 of the Commission). TRMI-H agrees that ECD may delay the filing of a registration statement pursuant to the foregoing request until May 31, 2005. TRMI-H further agrees that, to the extent permitted by the rules and regulations of the Commission, the registration statement filed by ECD pursuant to the foregoing request may include the Option as an additional security registered thereunder and may register, or be amended to register, the resale of the Shares by permitted assigns of the Option.

      4. Agreement Not to Sell Common Stock. From the date of this Agreement
         ----------------------------------
until the Termination Date, TRMI-H agrees that it shall not pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, except pursuant to the Option.

      5. Conditions to Option Exercise. Optionee's right to exercise the Option
         -----------------------------
shall be subject to the condition precedent that Optionee shall deliver or cause to be delivered to TRMI-H:

           (a) in the event Optionee is OBC or an affiliate of OBC, an opinion dated the Closing Date to the effect that such exercise by Optionee is lawful and results in a valid and binding obligation of Optionee, enforceable in accordance with its terms, such opinion to be (i) in substantially the form set forth in Exhibit B and (ii) issued by Baker & McKenzie LLP or other counsel reasonably satisfactory to TRMI-H and Optionee; and

           (b) in the event Optionee is not OBC or an affiliate of OBC, a duly executed Representation Certificate substantially in the form attached hereto as Exhibit C dated the Closing Date.

      6. Failure to Exercise Option in Full Prior to Termination Date. In the
         ------------------------------------------------------------
event that, by the Termination Date:

           (a) the Option shall not have been exercised in full for all the Shares;

           (b) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), to permit TRMI-H to make a public offering of all of the shares of Common Stock held by it has not been declared effective by the Commission and/or is not then in effect; and

           (c) TRMI-H is otherwise unable to effect an immediate public sale of the Shares in full without violation of any applicable law; then, in such event, the provisions of Part 4 of the SPA shall be of no further force or effect.

      7. Representations of ECD. ECD represents to TRMI-H:
         ----------------------

           (a) Organization. ECD is a corporation duly organized and validly existing under the laws of the State of Delaware. ECD has the full power and authority to execute, deliver and perform its obligations under this Agreement.

           (b) Authority. The execution and delivery of this Agreement by ECD, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite action on the part of ECD.

           (c) Enforceability. This Agreement constitutes the legal, valid and binding obligation of ECD, enforceable against ECD in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to the principles of equity (whether enforcement is sought in a proceeding in equity or at law).

           (d) No Conflicts. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby by ECD will violate, require a consent, or cause a default under any agreement to which ECD is a party. No consent, approval or filing with any Governmental Body is required to authorize the execution and delivery of this Agreement by ECD or ECD's performance of the terms of this Agreement.

           (e) Litigation. There is no action, suit, proceeding, claim or investigation by any person, entity, administrative agency or Governmental Body pending or, to the knowledge of ECD, threatened, against ECD that impedes or is likely to impede ECD's ability to consummate the transactions contemplated by this Agreement.

      8. Representations of OBC. OBC represents to TRMI-H:
         ----------------------

           (a) Organization. OBC is a corporation duly organized and validly existing under the laws of the State of Delaware. OBC has the full power and authority to execute, deliver and perform its obligations under this Agreement.

           (b) Authority. The execution and delivery of this Agreement by OBC, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite action on the part of OBC.

           (c) Enforceability. This Agreement constitutes the legal, valid and binding obligation of OBC, enforceable against OBC in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to the principles of equity (whether enforcement is sought in a proceeding in equity or at law).

           (d) No Conflicts. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby by OBC will violate, require a consent, or cause a default under any agreement to which OBC is a party. No consent, approval or filing with any Governmental Body is required to authorize the execution and delivery of this Agreement by OBC or OBC's performance of the terms of this Agreement.

           (e) Litigation. There is no action, suit, proceeding, claim or investigation by any person, entity, administrative agency or Governmental Body pending or, to the knowledge of OBC, threatened, against OBC that impedes or is likely to impede OBC's ability to consummate the transactions contemplated by this Agreement.

      9. Representations of TRMI-H. TRMI-H represents to ECD and OBC as follows:
         -------------------------

           (a) Organization. TRMI-H is a corporation duly organized and validly existing under the laws of the State of Delaware. TRMI-H has the full power and authority to execute, deliver and perform its obligations under this Agreement.

           (b) Authority. The execution and delivery of this Agreement by TRMI-H and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of TRMI-H.

           (c) Enforceability. This Agreement constitutes the legal, valid and binding obligation of TRMI-H, enforceable against TRMI-H in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to the principles of equity (whether enforcement is sought in a proceeding in equity or at law).

           (d) No Conflicts. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby by TRMI-H will violate, require a consent, or cause a default under any agreement to which TRMI-H is a party. No consent, approval or filing with any Governmental Body is required to authorize the execution and delivery of this Agreement by TRMI-H or TRMI-H's performance of the terms of this Agreement.

           (e) Litigation. There is no action, suit, proceeding, claim or investigation by any person, entity, administrative agency or Governmental Body pending or, to the knowledge of TRMI-H, threatened, against TRMI-H that impedes or is likely to impede TRMI-H's ability to consummate the transactions contemplated by this Agreement.

           (f) Title to Shares. TRMI-H is the record owner and sole beneficial owner of the Shares. TRMI-H holds the Shares free and clear of any lien, pledge, security interest, option, right of first refusal or other adverse claim (other than the Option, certain restrictions on transfer and other obligations arising under the SPA and restrictions on transfer of the Shares arising under the federal and state securities laws).

      10. Adjustment upon Changes in Capitalization, Merger or Recapitalization.
          ---------------------------------------------------------------------

           (a) In the event of any change in the outstanding shares of Common Stock by reason of a stock dividend, stock split, split-up, merger, consolidation, recapitalization, combination, conversion, exchange of shares, extraordinary or liquidating dividend or similar transaction which would have the effect of diluting Optionee's rights hereunder, the type and number of shares or securities purchasable upon the exercise of the Option and the Exercise Price shall be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, as shall fully preserve the economic benefits provided hereunder to Optionee.

           (b) Without limiting the foregoing, whenever the number of shares of Common Stock purchasable upon exercise of the Option is adjusted as provided in this Section 10, the Exercise Price shall be adjusted by multiplying the Exercise Price by a fraction, the numerator of which is equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which is equal to the number of shares of Common Stock purchasable after the adjustment.

           (c) In the event that ECD enters into an agreement (i) to consolidate with or merge into any person and ECD will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person to consolidate with or merge into ECD and ECD will not be the continuing or surviving corporation in such consolidation or merger, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Optionee would have received in respect of the shares of Common Stock subject to the Option had the Option been exercised immediately prior to such consolidation, merger, sale or transfer or the record date therefor, as applicable, and will make any other necessary adjustments. ECD shall take such steps in connection with such consolidation, merger, liquidation or other such transaction as may be reasonably necessary to assure that the provisions hereof shall thereafter apply as nearly as possible to any securities or property thereafter deliverable upon exercise of the Option.

      11. Miscellaneous.
          -------------

           (a) Further Assurances. Each party hereto at the reasonable request of the other, shall execute and deliver, or shall cause to be executed and delivered from time to time, such further certificates, agreements or instruments of conveyance and transfer, assumption, release and acquittance and shall take such other action as the other party hereto may reasonably request to consummate or implement the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, if requested by the Optionee in connection with its exercise of the Option, TRMI-H shall deliver a certificate to the Optionee, executed by a duly authorized officer, confirming that the representations and warranties of TRMI-H set forth in Section 9 of this Agreement are true and correct on and as of the Closing Date (as such term is defined in the Notice of Option Exercise) as though then made. Except as expressly provided in the preceding sentence, TRMI-H shall not be obligated pursuant to this Agreement to make any additional representations or warranties regarding the Shares, the business of ECD or any other matter.

           (b) Notices. Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing and shall be deemed given as follows: (i) by personal delivery when delivered personally, (ii) by overnight courier upon written verification of receipt, (iii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission, or (iv) by certified or registered mail, return receipt requested, five (5) days after deposit in the mail. All notices shall be delivered to the address of the applicable party as set forth below:

                 ECD or OBC:        Energy Conversion Devices Inc.
                                    2956 Waterview Drive
                                    Rochester Hills, Michigan  48309
                                    Attention:  Robert C. Stempel
                                    Tel:  (248) 293-0440
                                    Fax:  (248) 844-1214

                 TRMI-H:            TRMI Holdings Inc.
                                    6001 Bollinger Canyon Road, Building T
                                    San Ramon, California 94583
                                    Attention:  Chief Corporate Counsel
                                    Attention:  Allen H. Uzell
                                    Tel:  (925) 842-1679
                                    Fax:  (925) 842-2056

      Any party may, by written notice so delivered, change its address for notice purposes hereunder.

           (c) Choice of Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware, without giving effect to principles of conflicts of law.

           (d) Entire Agreement; Amendment. This Agreement, the Master Agreement and the other Master Transaction Agreements (as defined in the Master Agreement) constitute the entire understanding among the parties with respect to the subject matter hereof and thereof, superseding all negotiations, prior discussions, representations and prior agreements and understandings relating to such subject matter. No amendment of this Agreement shall be binding unless agreed to in writing by all parties to this Agreement and, in the event the Optionee is not OBC or an affiliate of OBC and such amendment would have an adverse effect on the Optionee's rights under the Option, Optionee.

           (e) Successors and Assigns; Assignments; Third Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and, except as otherwise prohibited, their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without the prior written consent of the other parties; provided that OBC may transfer its rights, interests and obligations as Optionee hereunder (for the avoidance of doubt, excluding any other rights, interests and obligations of OBC hereunder) without the prior written consent of TRMI-H, subject to the restrictions identified in the legend appearing on the first page of this Agreement. Nothing in this Agreement shall or is intended to confer upon any other person or entity any benefits, rights or remedies.

           (f) Severability. If any provision herein is contrary to any lawful statute, rule, regulation, proclamation or other lawful mandate whatsoever, whether or not listed, this Agreement shall be construed as modified to the extent necessary to conform with such legal strictures. The provisions of this Agreement are severable to the extent the partial invalidity of one or more provisions will not affect the validity of the Agreement as a whole so long as the economic or legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any party hereto.

           (g) Waiver. Any party may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy. No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

           (h) Expenses. Except as otherwise provided herein, all costs and expenses, including without limitation, fees and disbursements of counsel, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

           (i) Counterparts. This Agreement may be executed in several counterparts, and by different parties in separate counterparts, which when taken together shall be deemed to constitute one and the same instrument.

           (j) Facsimile Signatures. This Agreement shall become effective upon execution and delivery hereof by the parties hereto; delivery of this Agreement may be made by facsimile to the parties with original copies promptly to follow by overnight courier.

           (k) Headings. The headings of the Sections, Schedules and Exhibits of this Agreement are for guidance and convenience of reference only and have no significance in the interpretation of this Agreement or any Schedule or Exhibit hereto.

           (l) Dispute Resolution. Any dispute, controversy or claim relating to this Agreement shall be resolved exclusively in accordance with the dispute resolution procedures set forth in Section 11(d) of the Master Agreement.

           (m) Status of Stock Purchase Agreement. The parties agree that the provisions of the SPA shall continue in full force and effect from and after the date of this Agreement; provided that (i) Section 4.3(f) of the SPA has been partially waived by ECD as provided in Section 3(c) of this Agreement and (ii) Part 4 of the SPA is subject to termination as of the Termination Date under the circumstances described in Section 6(c) of this Agreement; provided further that, if the Option is exercised in full on or before May 31, 2005, TRMI-H agrees that it shall not, without the prior invitation of ECD, acquire ECD common stock prior to January 1, 2008.


                            [SIGNATURE PAGE FOllOWS]

            EXECUTED on behalf of ECD, OBC, and TRMI-H as of the date first above written.

                         ENERGY CONVERSION DEVICES, INC.

                         By: /s/ Robert C. Stempel
                             ---------------------------------------------
                               Robert C. Stempel
                               Chairman and Chief Executive Officer


                         OVONIC BATTERY COMPANY, INC.

                         By: /s/ Robert C. Stempel
                             ---------------------------------------------
                               Robert C. Stempel
                               Chairman


                         TRMI HOLDINGS INC.

                         By: /s/ W.C. Taylor
                             ---------------------------------------------
                               W.C. Taylor
                               Vice President



                          [SIGNATURE PAGE TO OPTION AGREEMENT]

                                    EXHIBIT A

        FORM OF NOTICE OF OPTION EXERCISE AND STOCK PURCHASE AGREEMENT

                            [LETTERHEAD OF OPTIONEE]

[Date]

TRMI Holdings Inc.
6001 Bollinger Canyon Road, Building T
San Ramon, California 94583
Attention:  Chief Corporate Counsel
Attention:  Allen H. Uzell
Tel:  (925) 842-1679
Fax:  (925) 842-2056

      Re:  Notice of Option Exercise and Stock Purchase Agreement

This Notice of Option Exercise and Stock Purchase Agreement (this "Purchase Agreement") is delivered pursuant to Section 3 of that certain Option Agreement (the "Option Agreement") dated as of November __, 2004 among Ovonic Battery Company, Inc. ("OBC"), Energy Conversion Devices, Inc. ("ECD") and TRMI Holdings Inc. ("TRMI-H"). Capitalized terms used but not defined herein shall have the respective meanings given them in the Option Agreement.

The undersigned Optionee hereby gives notice to TRMI-H that it elects to exercise the Option and shall purchase [INSERT NUMBER OF SHARES] shares of Common Stock subject to the Option (the "Securities") on [INSERT CLOSING DATE] (the "Closing Date") on the terms and subject to the conditions set forth in the Option Agreement and this Purchase Agreement.

The closing of the purchase and sale of the Securities (the "Closing") shall take place at the offices of TRMI-H located at ____________________________ at 9:00 a.m. on the Closing Date.

In addition to any other deliveries required under the Option Agreement, at the Closing, (a) Optionee shall deliver to TRMI-H the Exercise Price by wire transfer of immediately available funds to TRMI-H's account number [number] at [bank] (or such other account or accounts as TRMI-H shall have notified Optionee in writing) and (b) TRMI-H shall deliver to Optionee the certificate or certificates representing the Securities; provided that in the event Optionee is not OBC or an affiliate of OBC, TRMI-H shall deliver such certificate or certificates to ECD and ECD shall issue and deliver to Optionee a new stock certificate in accordance with Section 3 of the Option Agreement.

Optionee acknowledges and agrees that the purchase and sale of the Securities pursuant to the Option Agreement and this Purchase Agreement have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act") and that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption from registration thereunder, and that in the absence of an effective registration statement covering the Securities, or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. Optionee further acknowledges that each certificate representing the Securities shall be endorsed with a legend substantially in the form identified in Section 3 of the Option Agreement and agrees that it will comply with the transfer restrictions set forth in such legend.(1)

IN WITNESS WHEREOF, OPTIONEE has executed this Notice of Option Exercise and Stock Purchase Agreement as of the date first set forth above.


                                    [NAME OF OPTIONEE]


                                    By:
                                        --------------------------------------






------------------------------
(1) Paragraph to be included if the offer and sale of the Shares are not covered by a registration statement that has been declared effective by the Commission.

                                    EXHIBIT B

                     FORM OF OPINION OF COUNSEL TO OPTIONEE

                        [Baker & McKenzie LLP Letterhead]


                              _______________, 200_



Board of Directors
Energy Conversion Devices, Inc.
2956 Waterview Drive
Rochester Hills, Michigan 48309

      Re:   Exercise of Option Granted by TRMI Holdings Inc.
            -----------------------------------------------

Ladies and Gentlemen:

      Energy Conversion Devices, Inc. (the "Company"), Ovonic Battery Company, Inc., a subsidiary of the Company ("OBC"), and TRMI Holdings Inc. ("TRMI-H") are parties to an Option Agreement dated as of December 2, 2004 (the "Option Agreement") pursuant to which TRMI-H has granted OBC an option (the "Option") to purchase 4,376,633 shares of the Company's Common Stock, par value $.01 per share ("Common Stock").

      We understand that OBC intends to exercise the Option as of the date of this letter with respect to __________ shares of Common Stock. We further understand that the aggregate exercise price payable in connection with OBC's exercise of the Option is $_____________ in cash (the "Exercise Price").

      In connection with the foregoing exercise of the Option, you have requested our opinion that the payment of the Exercise Price upon the exercise of the Option by OBC, if viewed as a stock purchase or redemption of Common Stock by the Company, would not constitute an unlawful stock purchase or redemption for which the directors of the Company would have personal liability under the Delaware General Corporation Law (the "DGCL").

Summary of Applicable Provisions of the DGCL

      Under Section 170 of the DGCL, the directors of a Delaware corporation are permitted to declare and pay dividends only out of the corporation's "surplus" or, if there is no surplus, then out of the net profits of the corporation for the current and preceding fiscal year. Section 154 of the DGCL defines "surplus" to mean the excess of the "net assets" of a corporation over its "capital." "Net assets" is defined for this purpose to mean the amount by which a corporation's total assets exceed its total liabilities. Capital and surplus are disregarded in the calculation of net assets. For a corporation that has authorized shares with a stated par value, the "capital" of the corporation is in most cases equal to the aggregate par value of the corporation's issued and outstanding shares.

      The DGCL permits a corporation to purchase or redeem its own shares as long as the purchase or redemption does not occur when the corporation's capital is impaired and the transaction would not result in any impairment of capital. A purchase or redemption is deemed to impair a corporation's capital if the value of the consideration paid in the transaction exceeds the amount of the corporation's surplus.

      Under Section 174 of the DGCL, the directors of a Delaware corporation may in certain cases incur personal liability with respect to violation of the provisions of the DGCL prohibiting unlawful dividends, stock purchases and redemptions.

      Option Exercise Transaction

      Although the Option is exercisable for shares of the Company's Common Stock, the Option was granted to and is being exercised by OBC. Accordingly, it may be argued that the provisions of the DGCL relating to stock purchases and redemptions are not applicable to the exercise of the Option. Because OBC is a
91.7 percent-owned subsidiary of the Company, however, you have requested that our opinion that the transaction, if viewed as a purchase or redemption of Common Stock by the Company, would be lawful under the provisions of the DGCL discussed above.

      Assumptions

      We have been provided with a schedule prepared by Grant Thornton LLP, the Company's independent auditors, indicating that the Company's surplus as of [end of preceding fiscal quarter] was $_____ million, calculated in accordance with the DGCL based on the Company's [un]audited consolidated financial statements as of that date prepared in accordance with generally accepted accounting principles. A copy of the schedule is attached to this letter. We have assumed that the information set forth in the attached schedule is accurate and complete in all respects.

      We have also received a certificate, executed on behalf the Company by its Chief Financial Officer, stating, among other matters, that based on the amount of the Company's current total assets and total liabilities and the number of shares of the Company's Common

Stock currently outstanding, the Company's surplus on the date of this letter is not less than $___________. A copy of the certificate is attached to this letter. We have assumed that the information set forth in the attached certificate is accurate and complete in all respects.

      Opinion

      Based on the foregoing, we are of the opinion that the exercise of the Option and payment of the Exercise Price, if viewed as a purchase or redemption of Common Stock by the Company, would not constitute an unlawful stock purchase or redemption for which the directors of the Company would have personal liability pursuant to the DGCL.

      Qualifications and Limitations

      In reaching our opinion set forth in this letter, we have relied only upon our examination of the foregoing schedules and certificates and we have made no independent verification of the financial calculations, valuations or other factual matters set forth in such documents.

      Our opinion set forth in this letter is limited to the DGCL referred to in this letter and we express no opinion with respect to the effect or application of any other laws, including the possible effect or application of laws relating to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer or other similar laws or judicial doctrines.

      Our opinion set forth in this letter is limited to the application of the specific provisions of the DGCL referred to in this letter to the Company and we have not been requested to, and do not, express any opinion with respect to any matters relating to OBC or with respect to the compliance by the Company's directors with their fiduciary duties in connection with the authorization of the Option Agreement, any related agreement or any of the transactions contemplated thereby. Further, we have not been requested to, and do not, express any opinion with respect to any agreement or transaction between the Company, ChevronTexaco Corporation and their respective affiliates other than our opinion with respect to the Option Agreement as set forth in this letter.

      This letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. The Company is authorized to provide a copy of this letter to TRMI-H in connection with the exercise of the Option, but TRMI-H and its affiliates are not authorized to rely on this letter for any purpose. Without our prior written approval, this letter may not be relied upon by any person or entity other than you, quoted in whole or in part or otherwise referred to in any report or document, furnished to any other person or entity (other than as expressly permitted pursuant to the preceding sentence) or relied upon for any purpose other than in connection with consummating the transactions described herein.


                                    Very truly yours,


                                    BAKER & McKENZIE LLP

                                    EXHIBIT C

                       FORM OF REPRESENTATION CERTIFICATE

                           REPRESENTATION CERTIFICATE

      This Representation Certificate is delivered in connection with the exercise of the Option pursuant to that certain Option Agreement among Ovonic Battery Company, Inc. ("OBC"), Energy Conversion Devices, Inc., a Delaware corporation ("ECD"), and TRMI Holdings Inc., a Delaware corporation ("TRMI-H"), dated as of November __, 2004 (the "Option Agreement") and that certain Notice of Option Exercise and Stock Purchase Agreement dated as of ____________ delivered to TRMI-H by Optionee (the "Purchase Agreement"). Capitalized terms used but not defined in this Representation Certificate shall have the respective meanings given them in the Option Agreement.

      The undersigned hereby represents and warrants to TRMI-H as follows:

      1. Authorization; Binding Obligation. Optionee has full power and
         ---------------------------------
authority to exercise the Option and to enter into the Purchase Agreement and the Purchase Agreement when executed and delivered, will constitute a valid and legally binding obligation of Optionee.

      2. Purchase Entirely for Own Account. The Common Stock to be received by
         ---------------------------------
Optionee upon exercise of the Option (the "Securities") will be acquired for investment for Optionee's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and Optionee has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. By executing this Representation Certificate, Optionee further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities to the extent the same would violate the Securities Act.(2)

      3. Receipt of Information. Optionee believes it has received all the
         ----------------------
information it considers necessary or appropriate for deciding whether to purchase the Securities. Optionee further represents that it has had an opportunity to ask questions and receive answers from ECD regarding the business, properties, prospects and financial condition of ECD.

      4. Investment Experience. Optionee acknowledges that it is able to fend
         ---------------------
for itself, can bear the economic risk of its investment in the Securities, and has such knowledge and experience





-------------------------
(2) To be included if the sale of the Shares has not been registered under the Securities Act.

in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Optionee also represents it has not been organized for the purpose of acquiring the Securities.

      5. Accredited Investor. Optionee is an "accredited investor" within the
         -------------------
meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

      6. Restricted Securities. Optionee understands that the Securities it is
         ---------------------
purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from TRMI-H in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold only in certain limited circumstances without registration under the Securities Act. Optionee represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.(3)

      7. Non-U.S. Optionees. If Optionee is not a United States person, Optionee
         ------------------
hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to purchase the Option or the Securities or any use of the Option Agreement, including (i) the legal requirements within his or her jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, sale, or transfer of the Securities and further represents that Optionee's subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of his or her jurisdiction.

                                    [NAME OF OPTIONEE]


                                    By:
                                      --------------------------------------
                                      Name:
                                      Title:





---------------------
(3) To be included if the sale of the Shares has not been registered under the Securities Act.

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